Agreement Number C37315
                                      Billing Number K 303 831-7680 387 Billing
                                      Number K 303 831-7695 325 Billing Number K
                                      303 831-7751 371 Billing Number K 303
                                      831-7770 265 Billing Number K 303 831-7783
                                      347 Billing Number K 303 832-3001 257
                                      Billing Number K 303 832-3002 267 Billing
                                      Number K 303 832-3053 918

                U S WEST COMMUNICATIONS DIGITAL SWITCHED SERVICE
                          RATE STABILITY PLAN AGREEMENT

This is a Service Agreement between Multi-Link Communications Inc. ("CUSTOMER"), and U S WEST COMMUNICATIONS, INC. ("USWC"), for the provision of U S WEST COMMUNICATIONS Digital Switched Service.

1. SCOPE. USWC shall provide and CUSTOMER shall purchase Digital Switched Service ("Service"). USWC supplies CUSTOMER with use of digital DS1 exchange telecommunications service facility and common equipment, linking CUSTOMER'S premises to USWC's local exchange switching office. Service includes: (1) use of digital facility (transmission capacity at a maximum speed of 1.544 megabits per second); (2) use of common equipment to interconnect with USWC's local exchange switch.

    This Agreement pertains to use of the digital DS1 facility and common equipment only. Flat usage trunks for accessing the local exchange and toll networks are supplied out of the Digital Switched Service Tariff, Price List, or Catalog. USWC provides Service in accordance with the applicable Tariff, Price List, or Catalog ("Tariff") for the state in which Service is provided, incorporated herein by this reference.

    USWC agrees to furnish Service between the following locations.

                          Customer's                         USWC's
    Quantity     USOC     Address                            Address
    --------     ----     ----------                         -------
        8        D7Z      811 Lincoln, #500, Denver, Co2485  Curtis, Denver, CO
    -------      ---      -----------------------------------------------------
    -------      ---      -----------------------------------------------------

    USWC will terminate Service at the USWC Standard Network Interface (SNI) at CUSTOMER premises. The SNI is that location where USWC's protected network facilities and service end and CUSTOMER's inside wire or network begins.

2. TERM. The term of this Agreement shall commence on the latest signature date in the execution section hereto. This Agreement will terminate One hundred twenty (120) months from either:

          a. The first installation date of Service (as evidenced by USWC's records), if Service is new; or

          b.   The date of _______________________________________.

    Should USWC continue to provide Service after this term without a further agreement, the Service charges will convert to the applicable month-to-month rate under the terms and conditions of the applicable Tariff; or, in its absence, this Agreement.

3.  CHARGES. CUSTOMER agrees to pay the following charges for Service:

         Total Monthly Recurring Charge     $223.44 each

         Total Nonrecurring Charge          $0.00

         Accelerated Installation Charge    $_______

    Applicable taxes shall be added to the above charges. Charges shall commence upon provision of Service as evidenced by USWC records and shall be guaranteed for the term of this Agreement. The charges for Services under this Agreement, including any and all discounts to which CUSTOMER may be entitled, will be offered and charged to CUSTOMER independently from and regardless of the CUSTOMER's purchase of any customer premises equipment or enhanced services from USWC.

4. BILLING FOR SERVICE. CUSTOMER shall pay each bill in full by the payment due date. If late payment charges are applicable and permitted by law, they may be assessed and billed at 1 1/2 percent per month or the highest lawful rate, which ever is less, on the unpaid balance.

5. SERVICE MOVES AND CHANGES. CUSTOMER may make changes in Service from the original quantity(ies) and/or installation location(s) identified above ("Change"). The Change is subject to the following conditions: (1) CUSTOMER and USWC agree and execute a separate written Supplement or Agreement covering the Change; and (2) CUSTOMER agrees to pay charges associated with the Change including but not limited to reasonable costs incurred by USWC at the vacated location(s).

    If CUSTOMER changes the type of digital DS1 facility and common equipment, termination charges will not apply as long as CUSTOMER maintains Service over the same or greater number of facilities and common equipment. However, the applicable monthly and nonrecurring Tariff charges, at the time of Change, shall apply for such Changes. In the event CUSTOMER reduces the number of facilities over which Service is provided, termination charges, as stated in Section 6, shall apply.

6.  TERMINATION.  Either party may terminate  this  Agreement for cause provided written notice specifying the cause for termination and requesting correction within thirty (30) days is given the other party and such cause is not corrected within such thirty (30) day period. Cause is any material breach of the terms of this Agreement. If USWC terminates this Agreement for cause, or if CUSTOMER terminates this Agreement WITHOUT cause, CUSTOMER shall pay early termination charges. If termination is prior to installation of Service, early termination charges shall be those reasonable costs incurred by USWC through the date of termination. If CUSTOMER disconnects all or part of Service after installation to a level that is below the Service quantities established under this Agreement, CUSTOMER shall pay a termination charge equal to twenty-five percent (25%) of the monthly rate for Service terminated multiplied by the number of months, or portion thereof, remaining in the term of this Agreement; plus the balance of all billed but unpaid recurring and outstanding nonrecurring charges.

    A termination charge will be waived when the CUSTOMER discontinues Service and ALL of the following conditions are met: 1) CUSTOMER signs a new service agreement for any other USWC provided service(s). All applicable nonrecurring charges will be assessed for the new service(s); 2) Both the current Service and the new service(s) are provided solely by USWC; 3) The order to discontinue Service and the order to establish new service(s) are received by USWC at the same time; 4) The new service(s) installation must be completed within thirty (30) calendar days of the disconnection of Service, unless such installation delay is caused by USWC; 5) The total value of the new service(s), excluding any special construction charges, is equal to or greater than one hundred fifteen percent (115%) of the remaining value of this Agreement; 6) A new Minimum Service Period, if applicable, will go into effect when the new service(s) agreement term begins; and, 7) CUSTOMER agrees to pay any previously billed, but unpaid recurring, and any outstanding non-recurring charges - these charges cannot be included as part of the new service(s) agreement.

7. STATE TARIFF CHARGE DECREASES. Charges shall commence upon provision of Service as evidenced by USWC records and shall be guaranteed against any increase initiated by USWC during the term of this Agreement. However, if the applicable USWC Tariff monthly stabilized charges for Service decrease during the term of this Agreement, such decrease shall be automatically applied for the remainder of the term of this Agreement.

8. OUT-OF-SERVICE. If USWC causes a Service interruption, an out-of-service credit will be calculated as specified in the applicable USWC Exchange Services Tariff for the state in which Service is provided under this Agreement.

9. SERVICE SUSPENSION/MAINTENANCE. USWC may from time to time suspend Service for routine maintenance or rearrangement of facilities or equipment. USWC will give CUSTOMER advance notification of the Service suspension. Such Service suspension is not considered an Out-of-Service condition provided Service is restored by the end of the period specified in the notification.

10. PERSONAL INJURY; PROPERTY DAMAGE. Each party shall be responsible for any actual physical damages it directly causes in the course of its performance under this Agreement, limited to damages resulting from personal injuries, death, or property damage arising from negligent acts or omissions; PROVIDED HOWEVER, THAT NEITHER PARTY SHALL BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR SPECIAL DAMAGES OF ANY KIND, INCLUDING BUT NOT LIMITED TO ANY LOSS OF USE, LOSS OF BUSINESS, OR LOSS OF PROFIT.

11. LIMITATION OF LIABILITY. USWC SHALL NOT BE LIABLE TO CUSTOMER FOR ANY INCIDENTAL, INDIRECT SPECIAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND INCLUDING BUT NOT LIMITED TO ANY LOSS OF USE, LOSS OF BUSINESS, OR LOSS OF PROFIT. EXCEPT AS PROVIDED IN SECTION 10, ANY USWC LIABILITY TO CUSTOMER FOR ANY DAMAGES OF ANY KIND UNDER THIS AGREEMENT SHALL NOT EXCEED, IN AMOUNT, A SUM EQUIVALENT TO THE APPLICABLE OUT-OF-SERVICE CREDIT UNDER THIS AGREEMENT. REMEDIES UNDER THIS AGREEMENT ARE EXCLUSIVE AND LIMITED TO THOSE EXPRESSLY DESCRIBED IN THIS AGREEMENT.

12. NO WARRANTIES. THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

13. UNCONTROLLABLE CONDITIONS. Neither party shall be deemed in violation of this Agreement if it is prevented from performing any of the obligations hereunder by reason of severe weather and storms; earthquakes or other natural occurrences; strikes or other labor unrest; power failures; nuclear or other civil or military emergencies; acts of legislative, judicial, executive or administrative authorities; or any other circumstances which are not within its reasonable control.

14. DISPUTE RESOLUTION.

    a. Other than those claims over which a regulatory agency has exclusive jurisdiction, all claims, regardless of legal theory, related directly or indirectly to this Agreement, whenever bought and whether between the parties or between one of the parties to this Agreement and the employees, agents or affiliated businesses of the other party, shall be resolved by arbitration. A single arbitrator engaged in the practice of law and knowledgeable about telecommunications law shall conduct the arbitration in accordance with the then current rules of the American Arbitration Association ("AAA").

    b. All expedited procedures prescribed by the AAA shall apply. There shall be no discovery other than the exchange of information which is provided to the arbitrator by the parties. The arbitrator's decision shall be final and binding and judgment may be entered in any court having jurisdiction thereof.

    c. Other than the determination of those claims over which a regulatory agency has exclusive jurisdiction, federal law (including the provisions of the Federal Arbitration Act, 9 U.S.C. Sections 1-15) shall govern and control with respect to any issue relating to the validity of this Agreement to arbitrate and the arbitrability of the claims.

    d. If any party files a judicial or administrative action asserting claims subject to arbitration, and another party successfully stays such action and/or compels arbitration of such claims, the party filing the action shall pay the other party's costs and expenses incurred in seeking such stay or compelling arbitration, including reasonable attorney's fees.

15. LAWFULNESS. This Agreement and the parties' actions under this Agreement shall comply with all applicable federal, state, and local laws, rules, regulations, court orders, and governmental agency orders. Service under this Agreement shall only be effective when mandatory regulatory filing requirements are met, if applicable. This Agreement will be governed by the laws of the state where Service is provided.

16. SEVERABILITY. In the event that a court or a governmental or regulatory agency, with proper jurisdiction determines that this Agreement or a provision of this Agreement is unlawful, this Agreement, or that provision of the Agreement to the extent it is unlawful, shall terminate. If a provision of this Agreement is terminated but the parties can legally commercially and practicably continue without the terminated provision, the remainder of this Agreement shall continue in effect.

17.  GENERAL PROVISIONS.

    a. Failure or delay by either party to exercise any right, power, or privilege hereunder will not operate as a waiver hereto.

    b. This Agreement will not be assignable by CUSTOMER without the express written consent of USWC.

    c. This Agreement benefits CUSTOMER and USWC. There are no third party beneficiaries.

    d. This Agreement constitutes the entire understanding between CUSTOMER and USWC with respect to Service provided herein and supersedes any prior agreements or understandings.

The parties hereby execute and authorize this Agreement as of the latest date shown below:

CUSTOMER                                    U S WEST COMMUNICATIONS, INC.

----------------------------------          ----------------------------------
Signature                                   Signature

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Name Printed or Typed/Title                 Name Printed or Typed/Title

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Date                                        Date

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Address for Notice                          Address for Notice